Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2014 Financial Results

TYSONS CORNER, Va., January 26, 2015—MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended December 31, 2014 (the fourth quarter of its 2014 fiscal year).

Fourth quarter 2014 revenues were $148.9 million versus $165.9 million for the fourth quarter of 2013, a 10% decrease. Product licenses and subscription services revenues for the fourth quarter of 2014 were $40.7 million versus $58.8 million for the fourth quarter of 2013, a 31% decrease. Product support revenues for the fourth quarter of 2014 were $74.6 million versus $72.5 million for the fourth quarter of 2013, a 3% increase. Other services revenues for the fourth quarter of 2014 were $33.5 million versus $34.6 million for the fourth quarter of 2013, a 3% decrease.

Operating expenses for the fourth quarter of 2014 were $84.1 million versus $114.4 million for the fourth quarter of 2013, a 27% decrease. Operating expenses for the fourth quarter of 2014 included $3.2 million in restructuring costs related to the restructuring plan that MicroStrategy adopted in the third quarter of 2014. In addition, during the fourth quarter of 2014, MicroStrategy capitalized $6.1 million in costs associated with further development of its MicroStrategy Analytics Platform™ versus less than $0.1 million in development costs capitalized during the fourth quarter of 2013.

Income from continuing operations for the fourth quarter of 2014 was $33.2 million, as compared to $18.5 million for the fourth quarter of 2013. Net income for the fourth quarter of 2014 was $22.7 million, or $1.99 per share on a diluted basis, as compared to $16.1 million, or $1.43 per share on a diluted basis, for the fourth quarter of 2013.

Non-GAAP income from continuing operations, which excludes share-based compensation expense and restructuring costs, was $39.6 million for the fourth quarter of 2014, as compared to $20.2 million for the fourth quarter of 2013.

As of December 31, 2014, MicroStrategy had cash and cash equivalents and short-term investments of $345.5 million, as compared to $357.4 million as of December 31, 2013, a decrease of $11.9 million. As of December 31, 2014, MicroStrategy had 9.3 million shares of class A common stock and 2.1 million shares of class B common stock outstanding.

As of December 31, 2014, MicroStrategy had $223.7 million in total gross deferred revenue and advance payments, as compared to $222.9 million as of December 31, 2013, an increase of $0.8 million.

The table at the end of this press release includes a reconciliation of income from continuing operations to non-GAAP income from continuing operations for the three and twelve months ended December 31, 2014 and 2013. An explanation of this non-GAAP measure is also included under the heading “Non-GAAP Financial Measure” below.

Conference Call

MicroStrategy will be discussing its fourth quarter 2014 financial results on a conference call today beginning at approximately 5:00 p.m. EST. To access the conference call, dial (844) 824-7425 (domestically) or (716) 220-9429 (internationally) and use conference ID 68288006. A live webcast and replay of the conference call will be available under the “Events & Presentations” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm. The replay will be available beginning approximately two hours after the call concludes until January 31, 2015 at (800) 585-8367 (domestically) or (404) 537-3406 (internationally) using the passcode 68288006. An archived webcast will also be available under the “Events & Presentations” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm.

MicroStrategy Mobile™ Rated #1 for Fourth Year in a Row by Leading Independent Analyst Dresner Advisory Services

In December 2014, MicroStrategy announced that independent analyst firm Dresner Advisory Services rated MicroStrategy the number one overall offering out of 25 vendors for 2014 Mobile Computing / Mobile Business Intelligence (BI). This is the fourth year in a row that MicroStrategy has topped the list of vendors included in Dresner’s Wisdom of Crowds® Mobile Computing / Mobile BI Market Study. To receive a free copy of the report, compliments of MicroStrategy, visit: http://www.microstrategy.com/us/go/dresner-report-2014.

Highlights from the study include:

•	In 2014, business intelligence for the first time represents the number-two priority in mobile applications and trails only email.

•	The perceived value of mobile BI reached a new high in 2014.

•	As in 2011, 2012 and 2013, Apple’s iOS phones and tablets remain the top priority.

•	Users would rather download native apps on their devices than access applications via a mobile browser.

•	Across functions and vertical industries, roles and organizations with a strong outward field presence or customer-facing presence are more likely to place a higher priority upon mobile BI.

•	Penetration of mobile BI remains modest: 20 percent report no mobile capabilities whatsoever and more than 60 percent of organizations report 10 percent or fewer users with mobile access. Future expectations are ambitious by comparison.

“The importance of mobile BI among the companies that we surveyed reached a new five-year peak in 2014,” said Howard Dresner, Founder and Chief Research Officer, Dresner Advisory Services, and author of the 2014 Wisdom of Crowds® Mobile Computing / Mobile BI Market Study. “That, coupled with declining expectations around ‘mobile-only’ BI deployments, means that providers who offer a balanced approach to BI may be better positioned moving forward. We congratulate MicroStrategy on their continued strong showing in our annual Mobile/Mobile BI study.”

MicroStrategy Customer Sennheiser Wins 2014 Best Practices Award from the Business Application Research Center (BARC)

In January 2015, MicroStrategy announced its customer Sennheiser, a leading privately-held audio company with headquarters in Wedemark, Germany, was the recipient of the German-based Business Application Research Center (BARC) 2014 Best Practices award in the “mid-sized enterprise” category. Sennheiser electronic GmbH & Co. KG is a private German audio company specializing in the design and production of a wide range of both consumer and high fidelity products, including microphones, headphones, telephony accessories, and avionics headsets for consumer, professional, and business applications.

In 2006, Sennheiser chose MicroStrategy to develop its enterprise reporting applications to analyze its products, sales, and financial performance. Today, Sennheiser has a robust enterprise performance management system that allows its executives to track strategic key performance indicators (KPIs) in order to drive overall performance. Sennheiser employees rely on the MicroStrategy Analytics Platform to quickly and easily explore interactive visualizations that are fed by valuable additional operational KPIs to more effectively monitor operations across procurement, warehouse and stock management, distribution, and sales, as well as uncover insight with key customer accounts. Sennheiser relies on MicroStrategy Mobile to give its sales representatives in the field the ability to combine visualizations of critical KPIs with geographic insight as it relates to their region and view this insight on their iPad devices.

“Members of the BARC jury were wowed with Sennheiser’s enterprise analytics deployment that empowers the entire organization to access and react to critical KPIs across the enterprise in order to drive performance,” said Dr. Carsten Bange, Director of BARC. “Sennheiser’s enterprise analytics strategy demonstrates a high degree of sophistication. This cutting-edge deployment underscores the vital role that an agile analytics environment plays in supporting its broad user community with a user-friendly analytics and mobile solution.”

MicroStrategy Certifies Its Analytics Platform for Oracle Database In-Memory

In October 2014, MicroStrategy announced that the MicroStrategy Analytics Platform version 9.4.1 was certified to be compatible with, and optimized for, Oracle Database 12c with the Database In-Memory option. The integration of the MicroStrategy Analytics Platform with Oracle Database In-Memory brings a number of benefits to joint customers:

•	Oracle Database In-Memory enables real-time BI applications with MicroStrategy by allowing operational and analytic workloads to run against the same tables.

•	The in-memory column store allows improved performance for analytical queries powering MicroStrategy mobile apps.

•	Easy to adopt — No application changes are required for existing MicroStrategy customers.

MicroStrategy works closely with Oracle’s database development team to help ensure optimized connection points. MicroStrategy leverages the processing power of Oracle Database 12c in its Mobile Platform and enterprise analytics by pushing analytics to the database.

Additionally, MicroStrategy Analytics Platform version 9.4.1 has achieved Oracle Database Ready, Oracle Exadata Ready, Oracle Exalogic Ready and Oracle SuperCluster Ready status through the Oracle PartnerNetwork (OPN). This achievement demonstrates that MicroStrategy fully supports the integration of MicroStrategy Analytics Platform version 9.4.1 with Oracle Database 12c, Oracle Exadata Database Machine, Oracle SuperCluster, and Oracle Exalogic Elastic Cloud to deliver speed, scalability and reliability to customers.

Coach Embraces MicroStrategy Across its Global Enterprise

In October 2014, MicroStrategy announced that Coach, Inc. (NYSE:COH) (SEHK:6388), a leading New York design house of modern luxury accessories and lifestyle collections, leveraged the MicroStrategy Analytics Platform and MicroStrategy Mobile to produce automated reporting that provides anytime, anywhere visibility down to the store level. To learn more about Coach’s use of MicroStrategy, watch: http://www.microstrategy.com/watch?v=FEvhoWVihzE.

Coach has built an interactive mobile application using MicroStrategy Mobile that provides its retail teams with the ability to examine sales trends for any given geography, including at the individual store level, with a simple swipe or tap on their iPad devices. The Coach team has leveraged the MicroStrategy Analytics Platform to consolidate a set of reports into one flexible, intuitive dashboard, enabling individual business units to track their sales performance and stay ahead of changing customer preferences. Coach is also using MicroStrategy to understand the effectiveness of its in-store events held across different locations and done at various times of the year.

La Perla Embraces MicroStrategy as its Mobile Analytics Enterprise Standard

In October 2014, MicroStrategy announced that La Perla deployed MicroStrategy as its enterprise standard for mobile analytics. La Perla, with headquarters in Bologna, Italy, is a privately-held women’s clothing company specializing in lingerie, beachwear, clothing, and accessories.

La Perla has leveraged MicroStrategy Mobile to build an app, running on both the iOS and Android platforms, that allows executives to analyze company and sales performance through a common set of key performance indicators (KPIs). Executives can easily swipe and tap the app to view sales data on a weekly, monthly, and yearly basis and compare performance against forecast over different time spans. La Perla executives can also seamlessly move through different data sets to analyze performance across channel or geography, and drill down to the individual store location and manager. Mobile access to this vital information allows La Perla executives to easily spot sales trends and respond appropriately with timely business decisions.

Grupo Argos S.A. Leverages MicroStrategy Mobile, MicroStrategy Cloud™ to Drive Operational Performance and Profitability

In November 2014, MicroStrategy announced that Grupo Argos S.A., based in Colombia, South America, deployed its analytics environment in the cloud. Grupo Argos S.A. is a multinational corporation with diversified investments in the cement, energy, port management, coal, and real estate sectors, and operations in Colombia, the U.S., and the Caribbean.

After a comprehensive review of the mobile and cloud solutions in the marketplace, Grupo Argos selected MicroStrategy Mobile to deliver key business information to its company’s executive team, board members, decision makers, and financial analysts on their mobile devices. The mobile app will show decision makers monthly consolidated financial figures as well as real-time operational KPIs.

KDDI Cloud Offering Integrates MicroStrategy Analytics Platform to Reach Japanese Market

In November 2014, MicroStrategy announced that the MicroStrategy Analytics Platform is available through the “KDDI Analytics Suite with MicroStrategy’” offering from KDDI Corporation, one of Japan’s leading telecommunications providers. Selected for its scale, visualization, and mobile capabilities, the MicroStrategy Analytics Platform will provide KDDI and MicroStrategy customers in Japan with analytics, self-service data discovery, and advanced analytics into their Big Data. The offering will eventually be available in Europe, United States, Singapore, and China at a later date. KDDI Corporation, with headquarters in Tokyo, Japan, is the country’s second-largest telecommunications provider with more than 40 million subscribers.

KDDI and MicroStrategy customers will benefit from using the “KDDI Analytics Suite with MicroStrategy” to analyze their Big Data assets and deploy its innovative analytics, web, and mobile applications on-demand without having to host or maintain anything on-site. The KDDI cloud computing offering is now available for global enterprises based in Japan seeking a secure, scalable, high-performance solution relying on KDDI’s secure wide area network “KDDI Wide Area Switch 2.” Compared to a similar on-premise solution which can take months to deploy, the KDDI Analytics Suite with MicroStrategy can be up and running in 48 hours, cutting operational costs and eliminating capital expenditures. Furthermore, intuitive dashboards and reports can be rendered seamlessly on end users’ tablets or PCs for easy decision making.

Eyefreight Adds MicroStrategy Analytics Platform to its Transportation Management System Technology Solution

In December 2014, MicroStrategy announced that Eyefreight, a provider of SaaS transportation management system (TMS) technology, added MicroStrategy to its TMS technology solution, providing organizations around the world with an end-to-end logistics technology solution that is user-friendly, customized to meet different reporting requirements, and designed to scale. Headquartered in Utrecht, the Netherlands with U.S. headquarters in Evanston, Illinois, Eyefreight provides shippers with a comprehensive transportation management system and integrates with existing transportation workflows to reduce cost of distribution by 10-30 percent for global customers such as Campari, Floraholland, Levi’s, Mango and Tata Steel.

Eyefreight’s database contains enormous, valuable customer data, and uses algorithms to optimize inventory allocation and product distribution, combining customer orders located anywhere in the world into multi-drop, continuous move, backhaul, and pooling transportation movements. By leveraging the MicroStrategy Analytics Platform, Eyefreight’s customers will be able to build interactive reports and self-service dashboards based on numerous data points – orders, shipments, actual carrier rates, preferred carrier designations, load capacity, delivery time windows, and carrier score cards – to optimize their transportation networks. Eyefreight customers will be also able to create, access, and share insightful MicroStrategy dashboards with other colleagues that show the Eyefreight product’s shipment status in real-time.

After an extensive evaluation of other analytics vendors in the market, Eyefreight chose MicroStrategy for its ability to support a full range of functionality compared with other point solution tools, and for its leading enterprise-grade software offerings that bring agile data discovery and self-service analytics with advanced visualizations within the reach of its global clientele.

Bankia Mobilizes MicroStrategy to Reach its 10,000 Bank Employees

In December 2014, MicroStrategy announced that Bankia, Spain’s fourth largest bank, selected MicroStrategy as its enterprise analytics standard to improve efficiencies, boost competitiveness, and deliver better customer service. With its operational headquarters in Madrid, Spain, Bankia has 12 million customers and 10,000 employees.

Bankia uses the MicroStrategy Analytics Platform to speed information analytics and management processes, yielding data-driven decisions for its employees. Bankia is developing a MicroStrategy-based scorecard for senior management to analyze critical KPIs. Bankia’s sales managers will leverage MicroStrategy Mobile on their mobile devices to track sales and employee performance trends, as well as conduct analyses to boost office productivity and internal competitiveness.

After a thorough evaluation of the various analytics solutions available in the market, Bankia selected MicroStrategy for its comprehensive analytics platform, ease of use, ease of deployment, and ability to support various data sources, as well as the platform’s agility, flexibility and scalability to accommodate Big Data.

MicroStrategy Named a Top Rated BI Platform in TrustRadius Buyer’s Guide to Business Intelligence

In December 2014, TrustRadius, a leading site for business software users to share real-time insights and reviews on their experiences, named MicroStrategy a Top Rated Business Intelligence Platform in its Buyer’s Guide to BI Software. MicroStrategy has earned leading marks from BI users for qualities such as customer service, ease of implementation, the ability to pull from various data sources, as well as innate data visualization capability. MicroStrategy was the most evaluated platform on TrustRadius among the top rated “Full-Stack” BI tools, and was rated against platforms from Microsoft, SAP, IBM, and Oracle, among others.

Examples of Customer Deals from Q4 2014

•	DIMOCO

DIMOCO, with headquarters in Vienna, Austria, is a leading mobile payment and messaging provider in Europe, enabling companies to bill their digital content via the consumers’ mobile network operator bills and supporting the mobile transaction process. As a new MicroStrategy customer, DIMOCO will rely on MicroStrategy to set up management reports, business dashboards, and sophisticated statistical analysis and data mining for its employees. DIMOCO’s business customers will also use MicroStrategy-based dashboards to monitor important KPIs regarding payments, service performance, and revenue management. DIMOCO chose MicroStrategy for its platform’s ease-of-use, market-leading mobile platform, superior data visualization capabilities, and ability to help grow the business.

•	Extended Stay America

Extended Stay America (ESA), with headquarters in Charlotte, N.C., is a $1.2B hospitality company that fully owns and operates 682 hotels across the U.S. and Canada. A new MicroStrategy customer, ESA will rely on the MicroStrategy Analytics Platform and MicroStrategy Mobile to report and analyze operational data via dashboards, detect significant variances versus plan and automatically notify appropriate employees to take action, and provide mobile apps to executives and regional directors so they can monitor performance down to the property level while traveling. MicroStrategy was cited for its comprehensive enterprise business intelligence software offerings, superior scalability and reliability, user-friendly capabilities, and its low total cost of ownership.

•	Red Lobster

MicroStrategy acquired a new customer, Red Lobster, this quarter. Red Lobster is the world’s largest seafood restaurant company with 705 restaurants in North America and 36 internationally, and more than 58,000 employees who are dedicated to serving guests high-quality delicious seafood on every visit.

•	Symrise

Symrise AG, a member of the German MDAX (FWB: SY1) with subsidiaries in Europe, Africa, Middle East, North America, Asia/Pacific, and Latin America, is globally recognized as a leading provider of fragrances, flavors, active ingredients and aroma chemicals, as well as sensorial and nutritional solutions for the perfume, cosmetic, pharmaceutical, food, beverage, and pet food and baby food industries. A MicroStrategy customer since 2000, Symrise is leveraging the MicroStrategy Analytics Platform to examine key performance indicators, identify areas of the business that require performance improvement, and guide data-driven decisions to increase profitability globally. In 2014, Symrise AG provided its management and sales organization with dashboards via MicroStrategy Mobile and ad-hoc analytical functionality via MicroStrategy

Visual Insight. Key to selecting MicroStrategy was its easy-to-use, market-leading mobile platform offering, and its ability to provide a common analytics platform supporting dashboards and visualizations for self-service information discovery as well as its flexibility to be deployed via the web and mobile devices.

•	Toronto Transit Commission

The Toronto Transit Commission (TTC) is a public transportation agency that employs 13,000 personnel and operates the subway, streetcars, buses, and paratransit services in Toronto, Ontario, Canada. Guided by a new and ambitious Corporate Plan, the TTC has embarked on a five-year journey to transform Toronto’s public transit system in to one that makes the city proud. A new MicroStrategy customer, the TTC plans to use MicroStrategy as its data analytics tool to help evaluate daily service delivery across all aspects of its enterprise. With the MicroStrategy Analytics Platform, TTC’s goal is to develop operational improvement strategies, identify efficiencies, improve performance, and ultimately, deliver better service to its customers. MicroStrategy was chosen for its commitment to partnership, user-friendly toolset, comprehensive data analytics and self-service discovery capabilities, along with offering a market-leading mobile BI component.

Non-GAAP Financial Measure

MicroStrategy is providing a supplemental financial measure for income from continuing operations that excludes the impact of share-based compensation arrangements and restructuring activities. This financial measure is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, this financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage, and evaluate business performance and to help make operating decisions. MicroStrategy believes that this non-GAAP financial measure is also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because it excludes a significant non-cash share-based compensation expense that the Company believes is not reflective of its general business performance and significant restructuring charges that we believe are not reflective of ongoing operating results. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of this non-GAAP financial measure can also facilitate comparison of the Company’s operating results to those of its competitors.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide enterprise analytics, mobility, and security platforms that are flexible, powerful, scalable, and user-friendly. To learn more, visit MicroStrategy online, and follow us on Facebook and Twitter.

MicroStrategy, MicroStrategy Analytics Platform, MicroStrategy Mobile, and MicroStrategy Cloud are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings; the impact of the restructuring activities under the restructuring plan we adopted in the third quarter of 2014; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which the Company has a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$34,744	$55,153	$125,952	$147,879
Subscription services	6,005	3,656	22,322	12,246

Total product licenses and subscription services	40,749	58,809	148,274	160,125
Product support	74,634	72,504	295,703	277,509
Other services	33,488	34,568	135,853	138,254

Total revenues	148,871	165,881	579,830	575,888

Cost of revenues
Product licenses	1,501	2,056	6,957	6,606
Subscription services	3,731	3,844	17,560	15,636

Total product licenses and subscription services	5,232	5,900	24,517	22,242
Product support	3,528	4,057	14,241	16,617
Other services	22,875	23,012	96,452	99,710

Total cost of revenues	31,635	32,969	135,210	138,569

Gross profit	117,236	132,912	444,620	437,319

Operating expenses
Sales and marketing	47,058	60,891	225,086	215,089
Research and development	13,886	26,035	103,355	98,056
General and administrative	19,967	27,463	96,343	104,734
Restructuring costs	3,154	—	14,732	—

Total operating expenses	84,065	114,389	439,516	417,879

Income from continuing operations	33,171	18,523	5,104	19,440
Interest income, net	29	34	162	497
Other income (expense), net	2,449	(1,262)	5,785	(3,186)

Income from continuing operations before income taxes	35,649	17,295	11,051	16,751
Provision for (benefit from) income taxes	12,950	1,147	6,016	(9,799)

Income from continuing operations, net of tax	22,699	16,148	5,035	26,550

Discontinued operations
Gain from sale of discontinued operations, net of tax provision ($0 and $0 and $0 and $37,548, respectively)	—	—	—	57,377
Loss from discontinued operations, net of tax benefit ($0 and $0 and $0 and $391, respectively)	—	—	—	(595)

Discontinued operations, net of tax	—	—	—	56,782

Net income	$22,699	$16,148	$5,035	$83,332

Basic earnings per share (1):
From continuing operations	$2.01	$1.43	$0.45	$2.35
From discontinued operations	—	—	—	5.02

Basic earnings per share	$2.01	$1.43	$0.45	$7.37

Weighted average shares outstanding used in computing basic earnings per share	11,302	11,301	11,301	11,300

Diluted earnings per share (1):
From continuing operations	$1.99	$1.43	$0.44	$2.35
From discontinued operations	—	—	—	5.02

Diluted earnings per share	$1.99	$1.43	$0.44	$7.37

Weighted average shares outstanding used in computing diluted earnings per share	11,409	11,301	11,356	11,301

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2014	2013*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$146,919	$220,171
Restricted cash	661	583
Short-term investments	198,547	137,198
Accounts receivable, net	78,633	86,181
Prepaid expenses and other current assets	17,669	14,260
Deferred tax assets, net	19,936	21,555

Total current assets	462,365	479,948

Property and equipment, net	77,852	85,445
Capitalized software development costs, net	13,469	10,295
Deposits and other assets	3,951	6,622
Deferred tax assets, net	1,160	3,204

Total Assets	$558,797	$585,514

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$35,458	$39,946
Accrued compensation and employee benefits	50,588	79,495
Accrued restructuring costs	2,284	—
Deferred revenue and advance payments	108,413	113,656
Deferred tax liabilities	557	422

Total current liabilities	197,300	233,519

Deferred revenue and advance payments	10,818	8,970
Other long-term liabilities	22,679	25,511
Deferred tax liabilities	3,529	7,188

Total Liabilities	234,326	275,188

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,660 shares issued and 9,255 shares outstanding, and 15,478 shares issued and 9,073 shares outstanding, respectively	16	15
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,055 shares issued and outstanding, and 2,227 shares issued and outstanding, respectively	2	2
Additional paid-in capital	506,727	494,086
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(4,363)	(831)
Retained earnings	297,273	292,238

Total Stockholders’ Equity	324,471	310,326

Total Liabilities and Stockholders’ Equity	$558,797	$585,514

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31,
	2014	2013
	(unaudited)	(unaudited)
Operating activities:
Net income	$5,035	$83,332
Plus: (Income) from discontinued operations, net of tax	—	(56,782)

Income from continuing operations, net of tax	5,035	26,550
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,295	26,399
Bad debt expense	2,969	2,281
Unrealized net gain on foreign currency forward contracts	(1,682)	—
Non-cash portion of restructuring costs	199	—
Deferred taxes	(1,526)	(3,319)
Release of liabilities for unrecognized tax benefits	—	(14,643)
Share-based compensation expense	11,786	2,078
Excess tax benefits from share-based compensation arrangements	—	(23,580)
Changes in operating assets and liabilities:
Accounts receivable	(276)	676
Prepaid expenses and other current assets	(2,713)	(565)
Deposits and other assets	909	794
Accounts payable and accrued expenses	(1,701)	(4,786)
Accrued compensation and employee benefits	(26,875)	8,176
Accrued restructuring costs	2,379	—
Deferred revenue and advance payments	731	13,465
Other long-term liabilities	70	(2,928)

Net cash provided by operating activities from continuing operations	14,600	30,598
Net cash used in operating activities from discontinued operations	—	(664)

Net cash provided by operating activities	14,600	29,934

Investing activities:
Proceeds from redemption of short-term investments	308,900	87,000
Purchases of property and equipment	(12,400)	(11,043)
Purchases of short-term investments	(370,050)	(224,103)
Capitalized software development costs	(8,396)	(5,437)
Increase in restricted cash	(164)	(483)

Net cash used in investing activities from continuing operations	(82,110)	(154,066)
Net cash provided by investing activities from discontinued operations	—	99,136

Net cash used in investing activities	(82,110)	(54,930)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	856	341
Excess tax benefits from share-based compensation arrangements	—	23,580
Payments on capital lease obligations and other financing arrangements	(2,326)	(2,284)

Net cash (used in) provided by financing activities from continuing operations	(1,470)	21,637
Net cash provided by financing activities from discontinued operations	—	—

Net cash (used in) provided by financing activities	(1,470)	21,637

Effect of foreign exchange rate changes on cash and cash equivalents	(4,272)	(863)

Net decrease in cash and cash equivalents	(73,252)	(4,222)
Cash and cash equivalents (including held-for-sale of $0 and $1,350, respectively), beginning of period	220,171	224,393

Cash and cash equivalents (including held-for-sale of $0 and $0, respectively), end of period	$146,919	$220,171

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$34,744	$55,153	$125,952	$147,879
Subscription services	6,005	3,656	22,322	12,246

Total product licenses and subscription services	40,749	58,809	148,274	160,125

Product support	74,634	72,504	295,703	277,509
Other services:
Consulting	30,448	30,433	121,958	122,230
Education	3,040	4,135	13,895	16,024

Total other services	33,488	34,568	135,853	138,254

Total revenues	148,871	165,881	579,830	575,888

Cost of revenues
Product licenses and subscription services:
Product licenses	1,501	2,056	6,957	6,606
Subscription services	3,731	3,844	17,560	15,636

Total product licenses and subscription services	5,232	5,900	24,517	22,242

Product support	3,528	4,057	14,241	16,617
Other services:
Consulting	21,950	21,659	90,780	93,661
Education	925	1,353	5,672	6,049

Total other services	22,875	23,012	96,452	99,710

Total cost of revenues	31,635	32,969	135,210	138,569

Gross profit	$117,236	$132,912	$444,620	$437,319

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	December 31,	December 31,
	2014	2013*
	(unaudited)
Current:
Deferred product licenses revenue	$10,927	$14,538
Deferred subscription services revenue	16,018	10,923
Deferred product support revenue	168,833	167,771
Deferred other services revenue	10,564	17,056

Gross current deferred revenue and advance payments	206,342	210,288
Less: unpaid deferred revenue	(97,929)	(96,632)

Net current deferred revenue and advance payments	$108,413	$113,656

Non-current:
Deferred product licenses revenue	$8,012	$4,401
Deferred subscription services revenue	750	1,161
Deferred product support revenue	7,505	5,877
Deferred other services revenue	1,047	1,175

Gross non-current deferred revenue and advance payments	17,314	12,614
Less: unpaid deferred revenue	(6,496)	(3,644)

Net non-current deferred revenue and advance payments	$10,818	$8,970

Total current and non-current:
Deferred product licenses revenue	$18,939	$18,939
Deferred subscription services revenue	16,768	12,084
Deferred product support revenue	176,338	173,648
Deferred other services revenue	11,611	18,231

Gross current and non-current deferred revenue and advance payments	223,656	222,902
Less: unpaid deferred revenue	(104,425)	(100,276)

Net current and non-current deferred revenue and advance payments	$119,231	$122,626

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Reconciliation of non-GAAP income from continuing operations:
Income from continuing operations	$33,171	$18,523	$5,104	$19,440
Share-based compensation expense	3,225	1,634	11,786	2,078
Restructuring costs	3,154	—	14,732	—

Non-GAAP income from continuing operations	$39,550	$20,157	$31,622	$21,518

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014

Subscription services	39	47	59	61	57
Product support	164	149	142	144	138
Consulting	669	653	683	676	600
Education	36	40	43	35	24
Sales and marketing	825	861	920	827	662
Research and development	953	992	1,101	965	645
General and administrative	472	479	463	417	344

Total headcount	3,158	3,221	3,411	3,125	2,470